UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 2, 2011

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)
Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification To Rights Of Security Holders.

The Reincorporation Merger

 General.         At the Annual Meeting of Stockholders of Retail Opportunity Investments Corp., a Delaware corporation (the “Company”), held on May 5, 2011 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of its board of directors, approved a proposal to reincorporate as a Maryland corporation, through and including a merger of the Company with and into Retail Opportunity Investments Corp., a wholly-owned subsidiary of the Company incorporated in Maryland (the “Reincorporation Merger”).  Following stockholder approval, the Company has filed or caused to be filed a certificate of merger in Delaware and articles of merger (the “Articles of Merger”) in Maryland, in order to effect the Reincorporation Merger.  Pursuant to the certificate of merger and Articles of Merger, the Reincorporation Merger became effective on June 2, 2011 (the “Effective Time”).

 For purposes of the following discussion, “ROIC Delaware” or the "Company” shall mean Retail Opportunity Investments Corp., a Delaware corporation, as in existence prior to the Reincorporation Merger, and “ROIC Maryland” shall mean Retail Opportunity Investments Corp., a Maryland corporation, the surviving corporation in the Reincorporation Merger.

 Effect of the Merger.    As of the Effective Time of the Reincorporation Merger (i) the separate legal existence of ROIC Delaware ceased and ROIC Maryland, as the surviving corporation, succeeded to all business, properties, assets and liabilities of ROIC Delaware, (ii) the directors and officers of ROIC Delaware prior to the Reincorporation Merger continued as the directors and officers of ROIC Maryland after the Reincorporation Merger for an identical term of office, (iii) each outstanding share of common stock, par value $0.0001 per share, of ROIC Delaware was converted into one share of common stock, par value $0.0001 per share, of ROIC Maryland, (iv) each outstanding option, warrant or other right to purchase shares of common stock of ROIC Delaware continued outstanding as an option, warrant or other right to purchase shares of common stock of ROIC Maryland upon the same terms and conditions as they existed immediately prior to the Effective Time with respect to ROIC Delaware, (v) the surviving corporation, ROIC Maryland, is governed by (x) the Maryland General Corporation Law (the “MGCL”), (y) the Articles of Amendment and Restatement of ROIC Maryland, as amended (the “Maryland Charter”) and (z) the Bylaws of ROIC Maryland (the “Maryland Bylaws”).

 With respect to the rights of holders of ROIC Maryland's common stock, the Maryland Charter, the Maryland Bylaws and the MGCL provide for many of the same rights and obligations as did the certificate of incorporation, the bylaws and the Delaware General Corporation Law for the holders of ROIC Delaware's common stock, although there are differences in certain respects.  For a description of the differences between the rights of holders of ROIC Delaware common stock and ROIC Maryland common stock, see the discussion under “Proposal No. 3—Reincorporation from Delaware to Maryland” in our Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 6, 2011 (the “Proxy Statement”), which discussion is incorporated herein by reference.

 In connection with the Reincorporation Merger (the terms, purpose and effects of which are discussed in above), as of the Effective Time, for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) ROIC Maryland automatically inherited the Exchange Act reporting obligations of ROIC Delaware, (ii) the common stock of ROIC Maryland is deemed registered under Section 12(b) of the Exchange Act by operation of Exchange Act Rule 12g-3(a) and (iii) ROIC Maryland is deemed to be successor issuer to ROIC Delaware.  The common stock of ROIC Delaware was listed for trading on the NASDAQ Global Select Market and traded under the symbol “ROIC.”  As of the Effective Time, this symbol, without interruption, represents shares of common stock of ROIC Maryland.  There is no anticipated change in the Exchange Act File Number assigned by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Retail Opportunity Investments Corp., a Maryland corporation.
3.2	Bylaws of Retail Opportunity Investments Corp., a Maryland corporation.
3.3
Articles of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp. a Maryland corporation, as survivor, as filed with the State Department of Assessments and Taxation of Maryland on June 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: June 2, 2011	By: /s/ John B. Roche
John B. Roche
Chief Financial Officer